CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2/A Amendment No. 3 for Major Creations Incorporated, of our report dated November 22, 2004, relating to the October 31, 2004 financial statements of Major Creations Incorporated, which appears in such Form.

“Amisano Hanson”
Vancouver, BC, Canada	AMISANO HANSON
September 30, 2005	CHARTERED ACCOUNTANTS

05/O/MAJORCREATIONS.SB2